Exhibit 8.1

MORRISON & FOERSTER LLP
250 West 55th Street
New York, New York 10019

July 11, 2014

The Toronto-Dominion Bank
Toronto Dominion Bank Tower
Toronto-Dominion Centre
Toronto, Ontario M5K 1A2, Canada

Re:  The Toronto-Dominion Bank – Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as U.S. tax counsel to The Toronto-Dominion Bank, a Canadian chartered bank (the “Bank”), in connection with the filing of a shelf registration statement on Form F-3 by the Bank (the “Registration Statement”).  The Registration Statement registers an unspecified aggregate amount of senior debt securities which may be issued by the Bank.

In that connection, we have reviewed the Registration Statement and made such legal and factual examinations and inquiries, as we have deemed necessary or appropriate for purposes of our opinion.  In rendering this opinion, we have, with the consent of the Bank, relied upon the accuracy of the facts, representations and other matters set forth in the Registration Statement.  In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, the legal capacity of signatories, and the proper execution of the documents. We have further assumed that all parties to the documents have acted, and will act, in accordance with the terms and conditions of such documents, including any covenants and agreements contained therein, without the waiver or modification of any such terms, conditions, covenants or agreements. We have not attempted to verify independently such assumptions.  Terms defined in any of the foregoing documents shall be defined for purposes of this opinion as defined therein.

We hereby confirm that, although the discussion set forth under the heading “Tax Consequences—United States Taxation” in the prospectus filed with the Registration Statement does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the securities described in the prospectus, in our opinion, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of such securities, based upon current law as contained in the Internal Revenue Code of 1986, as amended (the “Code”), final and temporary Treasury Regulations promulgated thereunder (the “Treasury Regulations”), administrative pronouncements of the Internal Revenue Service (“IRS”) and court decisions as of the date hereof.  The provisions of the Code and the Treasury Regulations, IRS administrative pronouncements and case law upon which this opinion is based could be changed at any time, perhaps with retroactive effect.  In addition, some of the issues under existing law that could significantly affect our opinion have not yet been authoritatively addressed by the IRS or the courts, and our opinion is not binding on the IRS or the courts.  Hence, there can be no assurance that the IRS will not challenge, or that the courts will agree with, our conclusions.

July 11, 2014

We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein.  We express no opinion as to matters governed by any laws other than the Code, the Treasury Regulations, published administrative announcements and rulings of the IRS, and court decisions.

We hereby consent to the use of our name under the headings “Tax Consequences—United States Taxation” and “Legal Matters” in the prospectus filed with the Registration Statement.  We further consent to your filing a copy of this opinion as Exhibit 8.1 to the Registration Statement.  In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.  This opinion is expressed as of the date hereof and applies only to the disclosure under the heading “Tax Consequences—United States Taxation” set forth in the Registration Statement filed as of the date hereof.

Very truly yours,

/s/ Morrison & Foerster LLP